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                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Eaton Corporation for the registration of 200,000 Common Shares pertaining to the Eaton Shareholder Dividend Reinvestment Plan and to the incorporation by reference of our report dated January 20, 1997, with respect to the consolidated financial statements of Eaton Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP


Cleveland, Ohio
April 21, 1997